UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 29, 2018

JRjr33, INC.

(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction	Commission	(IRS Employer
of incorporation or organization)	File No.:	Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201

(Address of principal executive offices and zip code)

(214) 295-5765

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03 Bankruptcy or Receivership.

On June 29, 2018, JRjr33, Inc. (the “Company”) and its subsidiary The Longaberger Company (the “Subsidiary” and collectively with the Company, the “Debtors”) filed petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas. No trustee has been appointed, and the Debtors will continue to operate their businesses as “debtors in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Debtors expect to continue their operations without interruption during the pendency of the Chapter 11 Cases. To maintain and continue uninterrupted ordinary course operations during the Chapter 11 Cases, the Debtors have filed a variety of “first day” motions seeking approval from the Court for various forms of customary relief.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03, in addition to other events, constitutes an event of default that accelerated the Company’s obligations under the following Agreements: The Securities Purchase Agreement, the Senior Secured Guaranteed Convertible notes, the Security Agreement and Common Stock Purchase Warrant, and Subsidiary Guarantees dated October 19, 2017 between the Company and JGB Collateral, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: July 6, 2018	By: /s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President